SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-JACKPOT ENTERPRISES

          GABELLI INTERNATIONAL LTD
                                 1/28/00            8,000            10.7031
          GAMCO INVESTORS, INC.
                                 2/01/00           20,000            10.5893
                                 2/01/00           15,000            10.5893
                                 1/28/00            1,000            10.7500
                                 1/27/00           50,000            10.6030

























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.